EXHIBIT 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998 included in Equifax Inc.'s
Annual Report on Form 10-K for the year ended December 31, 1997, as amended on May 15, 1998, and to our reports included in or made a part of the Company's previously filed Registration Statement File No. 033-58627.




ARTHUR ANDERSEN LLP


Atlanta, Georgia
December 4, 1998